Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-262671

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 7, 2022)

PolarityTE, Inc.

445,500 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,138,659 Shares of Common Stock

1,138,659 Shares of Common Stock Underlying the Pre-Funded Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to a single institutional investor 445,500 shares of our common stock, par value $0.001 per share (the “common stock”), 1,138,659 Registered Pre-Funded Warrants to purchase shares of common stock (the “Registered Pre-Funded Warrants”), and 1,138,659 shares of common stock underlying the Registered Pre-Funded Warrants. Each Registered Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share, will be immediately exercisable, and will not expire until fully exercised. Concurrently we will offer in a private placement to the investor with each share of common stock and each Registered Pre-Funded Warrant an accompanying unregistered preferred investment option exercisable for one share of common stock at an exercise price of $2.40 per share, which will be immediately exercisable and will expire five years from the date of issuance (the “Preferred Investment Options”).

In a concurrent private placement to the same institutional investor, we are issuing to such investor unregistered Pre-Funded Warrants to purchase up to 1,584,159 shares of common stock (the “Private Pre-Funded Warrants”) and accompanying Preferred Investment Options. Each Private Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share, will be immediately exercisable and will not expire until fully exercised.

The purchase price per share of common stock is $2.525 per share and the purchase price per Registered Pre-Funded Warrant and Private Prefunded Warrant is $2.524 per share of common stock underlying each such warrant (equal to the purchase price per share of Common Stock, minus the exercise price of $0.001). The aggregate purchase price under the Securities Purchase Agreement pertaining to the common stock, Registered Pre-Funded Warrants, and related Preferred Investment Options is $3,998,863.

As of June 4, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $36,932,884, which was calculated based on 4,017,262 shares of outstanding common stock held by non-affiliates, at a price per share of $9.50, the closing price of our common stock on April 12, 2022, the highest closing price of the Company’s common stock on the Nasdaq Capital Market during the preceding 60-day period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share	Per Pre-Funded Warrant	Total
Offering Price	$2.525	$2.524	$3,998,863
Placement Agent Fees (1)	$0.164	$0.164	$259,926
Proceeds, before expenses, to us (2)	$2.361	$2.360	$3,738,937

(1)	We will also issue to the placement agent unregistered common warrants to purchase that number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock and Registered Pre-Funded Warrants sold in this offering, exercisable at a price per share equal to $3.1563. In addition, we have agreed to pay to the placement agent (i) $35,000 for non-accountable expenses, (ii) reimbursement of legal fees and other out-of-pocket expenses up to $80,000, and (iii) reimbursement of closing costs up to $15,950. See “Plan of Distribution.”
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Registered Pre-Funded Warrants being issued in this offering.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”), as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the placement agent compensation described in the table above. See “Plan of Distribution” for more information regarding these arrangements.

Delivery of the securities offered hereby is expected to occur on or about June 8, 2022, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 5, 2022

We have not authorized any dealer, salesperson, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered, or securities are sold, on a later date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, and updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement.

Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent are offering to sell the securities offered hereby and seeking offers to buy such securities only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our securities.

We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

Unless the context otherwise indicates, references in this prospectus supplement to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and where appropriate, its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-7 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our securities.

Overview

PolarityTE is a clinical stage biotechnology company developing regenerative tissue products and biomaterials. PolarityTE’s first regenerative tissue product is SkinTE, which is intended for the repair, reconstruction, replacement, and supplementation of skin in patients who have a need for treatment of acute or chronic wounds, burns, surgical reconstruction events, scar revision, or removal of dysfunctional skin grafts.

Since the beginning of 2017, PolarityTE has incurred substantial operating losses and its operations have been financed primarily by public equity financings. The clinical trials for SkinTE and the regulatory process will likely result in an increase in PolarityTE’s expenses. PolarityTE will continue to incur substantial operating losses as we pursue an investigational new drug application (“IND”) and biologics license application (“BLA”), and PolarityTE expects to seek financing from external sources over the foreseeable future to fund its operations.

Regenerative Tissue Product

Our first regenerative tissue product is SkinTE. On July 23, 2021, we submitted an investigational new drug application (“IND”) for SkinTE to the U.S. Food and Drug Administration (the “FDA”) through our subsidiary, PolarityTE MD, Inc. (“PTE-MD”), as the first step in the regulatory process for obtaining licensure for SkinTE under Section 351 of the Public Health Service Act. The FDA subsequently issued clinical hold correspondence to us identifying certain issues that needed to be addressed before the IND could be approved. We provided responses to the FDA, and on January 14, 2022, the FDA notified us that the clinical hold had been removed. The IND approval enables us to commence the first of two expected pivotal studies needed to support a BLA seeking a chronic cutaneous ulcer indication for SkinTE. Our first planned pivotal study under our IND is a multi-center, randomized controlled trial evaluating SkinTE in the treatment of diabetic foot ulcers (DFUs) classified as Grade 2 in the Wagner classification system (“Wagner 2 DFUs”) entitled “Closure Obtained with Vascularized Epithelial Regeneration for DFUs with SkinTE,” or “COVER DFUs Trial.” We plan to enroll up to 100 patients at up to 20 sites in the U.S. in the COVER DFUs Trial, which will compare treatment with SkinTE plus the standard-of-care to the standard-of-care alone. The first subject was enrolled in the trial on April 27, 2022, and additional subjects have been screened and enrolled since then. The primary endpoint is the incidence of DFUs closed at 24 weeks. Secondary endpoints include percent area reduction (“PAR”) at 4, 8, 12, 16, and 24 weeks, improved quality of life, and new onset of infection of the DFU being evaluated. As we pursue the first study, we plan to engage in discussions with the FDA regarding the design and implementation of the second pivotal study.

In March 2022, we submitted to the FDA a request for a Regenerative Medicine Advanced Therapy (RMAT) designation for SkinTE under our IND. Established under the 21st Century Cures Act, RMAT designation is a dedicated program designed to expedite the drug development and review processes for promising regenerative medicine products, including human cellular and tissue-based therapies. A regenerative medicine therapy is eligible for RMAT designation if it is intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or therapy has the potential to address unmet medical needs for such disease or condition. RMAT designation provides the benefits of intensive FDA guidance on efficient drug development, including the ability for early interactions with the FDA to discuss potential ways to support accelerated approval and satisfy post-approval requirements, potential priority review of the biologics license application (BLA), and other opportunities to expedite development and review. By letter dated May 11, 2022, we were advised by the FDA that it concluded SkinTE meets the criteria for RMAT designation for the treatment of DFUs and venous leg ulcers. The next step for us under the RMAT designation is to prepare for submission a request for a Type B meeting to address a multidisciplinary, comprehensive discussion between PolarityTE and the FDA regarding the SkinTE development program, including planned clinical trials and plans for expediting the manufacturing development strategy.

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We expect to incur significant operating costs in the next three to four years as we pursue the regulatory process for SkinTE with the FDA, conduct clinical trials and studies, and pursue product research, all while operating our business and incurring continuing fixed costs related to the maintenance of our assets and business. We expect to incur significant losses in the future, and those losses could be more severe as a result of unforeseen expenses, difficulties, complications, delays, and other unknown events. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending upon the timing of our clinical trials and our expenditures for satisfying all the conditions of obtaining FDA licensure for SkinTE.

Recent Developments

Sale of IBEX

At the beginning of May 2018, we acquired a preclinical research and veterinary sciences business, which we have used for preclinical studies on our regenerative tissue products and to offer preclinical research services to unrelated third parties on a contract basis. We operated this business through our indirect subsidiary, IBEX Preclinical Research, Inc. (“IBEX”). Utah CRO Services, Inc., a Nevada corporation (“Utah CRO”), is our direct subsidiary and held all the outstanding capital stock of IBEX (the “IBEX Shares”). Utah CRO also holds all the member interest of IBEX Property LLC, a Nevada limited liability company (“IBEX Property”), that owns two unencumbered parcels of real property in Logan, Utah, consisting of approximately 1.75 combined gross acres of land, together with the buildings, structures, fixtures, and personal property (the “Property”), which was leased by IBEX Property to IBEX for IBEX to conduct its preclinical research and veterinary sciences business.

On April 14, 2022, Utah CRO entered into a Stock Purchase Agreement (the “Stock Agreement”) with an unrelated third party (“Buyer”), pursuant to which Utah CRO agreed to sell all the outstanding IBEX Shares to Buyer in exchange for an unsecured promissory note in the principal amount of $400,000 bearing simple interest at the rate of 10% per annum payable interest only on a quarterly basis and all principal and remaining accrued interest due on the five-year anniversary of the closing of the sale of the IBEX Shares to Buyer. Furthermore, on April 14, 2022, IBEX Property entered into that certain Real Estate Purchase and Sale Agreement (the “Real Estate Agreement”) with another unrelated third party (“Purchaser”) pursuant to which IBEX Property agreed to sell to Purchaser the Property at a gross purchase price of $2.8 million payable in cash at closing of the transaction. The Buyer and Purchaser are affiliates as a result of common ownership. On April 28, 2022, the parties to the Stock Agreement and Real Estate Agreement signed the documents required to close the transactions contemplated thereby and funds required to close the transaction under the Real Estate Agreement were deposited with the title company handling the closing. Title documents were recorded, and funds disbursed on April 29, 2022, and we received the promissory note described above in the principal amount of $400,000, which was consideration for sale of the IBEX common shares, and net cash proceeds of $2.6 million, after deducting closing costs and advisory fees, from sale of the Property under the Real Estate Agreement. We do not expect to realize a significant gain or loss as a result of the sale.

Our Business Facility

On December 27, 2017, we entered into a commercial lease agreement (“Lease”) with Adcomp LLC, or the landlord, pursuant to which we lease approximately 178,528 rentable square feet of warehouse, manufacturing, office, and lab space in Salt Lake City, Utah (the “Property”) from the landlord. The initial term of the Lease is five years and expires on November 30, 2022. Under the Lease we have a one-time option to renew for an additional five years and an option to purchase the Property at a purchase price of $17.5 million. The initial base rent under the Lease is $98,190 per month ($0.55 per sq. ft.) for the first year of the initial lease term and increases 3.0% per annum thereafter.

On December 16, 2021, we gave written notice to the landlord of our election to exercise the option to purchase the Property, and on March 14, 2022, we entered into a definitive purchase and sale agreement with the landlord that provides for a closing of the transaction on November 15, 2022 (the “Purchase Agreement”). In connection with exercising the option to purchase the Property, we made an earnest money deposit of $150,000 that may be refunded if closing conditions or contingencies running in our favor are not satisfied or the landlord defaults in its obligations under the Lease or the Purchase Agreement for the Property.

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On October 25, 2021, we signed a Purchase and Sale Agreement, the terms of which were finalized on December 10, 2021, and subsequently amended by Amendment No. 1 thereto dated March 15, 2022 (the “BCG Agreement”), with BCG Acquisitions LLC (“BCG”), pursuant to which we agreed to sell the Property to BCG or its assigns for $17.5 million after our purchase of the Property described above. The BCG Agreement provides that we and BCG will enter into at closing of the sale of the Property to BCG a 126-month lease, which is included as an exhibit to the BCG Agreement, for approximately 62,500 square feet of space in the building on the Property. Under the BCG Agreement, BCG made an initial earnest money deposit totaling $200,000, which the parties subsequently agreed to reduce to $150,000, that will be refunded if we are unable to complete the purchase of the Property from the Landlord on a timely basis, closing conditions or contingencies running in favor of BCG are not satisfied, or we default in our obligations under the BCG Agreement.

The closing of the transactions described above are subject to a number of risks and uncertainties including, but not limited to, satisfaction of all closing conditions, including obtaining financing for the purchase, and closing on the purchase of the Property from the landlord under the Purchase Agreement, and satisfaction of all closing conditions, including obtaining financing for the purchase, and closing on the sale of the Property to BCG under the BCG Agreement.

Intellectual Property

We received notice from the United States Patent and Trademark Office that U.S. patent application no. 17/326,734 will issue on May 24, 2022, as U.S. Patent No. 11,338,060. The claims to be issued are for compositions that relate to our minimally polarized functional unit (MPFU) technology in combination with a cryoprotectant. The Costa Rican Patent Office issued a notification of issuance for patent application no. 2017-0296, Israeli patent application No. 252613 was granted on March 2, 2022, as Israeli Patent No. 252613, and New Zealand patent application no. 755260 was granted on March 25, 2022, as New Zealand Patent No. 755260. The application in Costa Rica and the patents in Israel and New Zealand also relate to our MPFU technology. Additionally, we received a notice of allowance for Vietnamese patent application no. 1-2017-02498, also relating to our MPFU technology. The total number of our allowed and granted utility patents worldwide is now 18, four in the United States and 14 internationally.

Company Background

Majesco Entertainment Company, a Delaware corporation (“Majesco DE”), was incorporated in the state of Delaware on May 8, 1998. On December 1, 2016, Majesco Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Majesco DE, entered into an Agreement and Plan of Reorganization with PolarityTE, Inc., a Nevada corporation (“Polarity NV”) and the sole stockholder of Polarity NV. The asset acquisition was subject to stockholder approval, which was received on March 10, 2017, and the transaction closed on April 7, 2017. In January 2017, Majesco DE changed its name to “PolarityTE, Inc.” (“Polarity”). Majesco Acquisition Corp. was then merged with Polarity NV, which remains a subsidiary of Polarity. Majesco Acquisition Corp. II, formed in November 2016 under Majesco Entertainment Company, changed its name to “PolarityTE MD, Inc.,” and remains a wholly owned subsidiary of Polarity.

Our principal executive offices are located at 1960 S. 4250 West, Salt Lake City, Utah 84104 and our telephone number is (385) 266-3151. We maintain a website at www.PolarityTE.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

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THE OFFERING

Common Stock Offered by Us	445,500 shares of our common stock.

Pre-funded Warrants Offered by Us	Registered Pre-Funded Warrants to purchase 1,138,659 shares of common stock, in lieu of shares of our common stock because the purchase of shares of common stock in this offering would otherwise result in the investor, together with its affiliates, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering. Each Registered Pre-Funded Warrant is exercisable for one share of our common stock at an exercise price of $0.001 per share. The Registered Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of such warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Registered Pre-Funded Warrants sold in this offering.

Concurrent Private Placements	Concurrently with this offering, we are also issuing in a private placement to the investor in this offering preferred investment options (the “Unregistered Investment Options”) to purchase up to 1,548,159 shares of common stock at an exercise price of $2.40 per share, which will be immediately exercisable and will expire five years from the date of issuance. In a concurrent private placement (the “Private Placement”), we are issuing to the investor in this offering pre-funded warrants (the “Private Pre-Funded Warrants”) to purchase up to 1,584,159 shares of common stock at an exercise price of $0.001 per share, together with preferred investment options (the “Private Investment Options”) to purchase up to 1,584,159 shares of common stock at an exercise price of $2.40 per share, which will be immediately exercisable and will expire five years from the date of issuance. The Unregistered Investment Options, the Private Pre-Funded Warrants, the Private Investment Options, and the shares of our common stock issuable upon exercise of each such security are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus, but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the concurrent private placements and the closing of this offering are not contingent upon each other.

Common Stock to be Outstanding after this Offering	4,462,762 shares (assuming no exercise of the Registered Pre-Funded Warrant, Unregistered Investment Options, Private Pre-Funded Warrants, and Private Investment Options). Assuming all of the Registered Pre-Funded Warrants were immediately exercised, there would be 5,601,421 shares of our common stock outstanding after this offering.

Use of Proceeds	We expect to use the net proceeds of this offering for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses. See “Use of Proceeds” beginning on page S-13 of the prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Listing	Our common stock is listed on Nasdaq under the symbol “PTE.” We do not intend to list the Registered Pre-Funded Warrants, the Preferred Investment Options, or the placement agent warrants on any securities exchange or nationally recognized trading system.

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On May 16, 2022, we implemented a 1-for-25 reverse split of our issued and outstanding common stock. All stock figures in the prospectus supplement give effect to the reverse stock split.

The number of shares of our common stock to be outstanding immediately after this offering and, unless otherwise indicated, the information in this prospectus supplement is based on 4,017,262 shares of our common stock outstanding as of May 31, 2022, and excludes as of that date:

●	211,120 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $185.58 per share;

●	129,707 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

●	179,662 shares of our common stock reserved for issuance in connection with future grants under our equity compensation plans;

●	21,580 shares of our common stock issuable upon the exercise of warrants sold in our public offering that closed on February 14, 2020;

●	25,651 shares of common stock issuable upon the exercise of warrants issued to a placement agent in a registered direct offering that closed in December 2020;

●	363,636 shares of our common stock issuable upon the exercise of warrants sold in our registered direct offering that closed on January 14, 2021, and 21,818 shares of common stock issuable upon the exercise of warrants issued to a placement agent for that offering;

●	320,641shares of our common stock issuable upon the exercise of warrants issued in an offering that closed on January 25, 2021, and 19,238 shares of common stock issuable upon the exercise of warrants issued to a placement agent for that offering; and

●	655,738 shares of our common stock issuable upon the exercise of warrants issued in an offering that closed on March 16, 2022, and 32,787 shares of common stock issuable upon the exercise of warrants issued to a placement agent for that offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Unregistered Investment Options, Private Pre-Funded Warrants, Private Investment Options, and placement agent warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” beginning on page 4 of the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

You should read and consider risk factors specific to our business before making an investment decision. Those risks are described in the sections entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, and in other documents incorporated by reference into this prospectus supplement. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock, or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

As of the date of this prospectus supplement, we had a significant number of securities convertible into, or allowing the purchase of, our common stock, including 1,461,090 common stock purchase warrants, 211,120 options to purchase shares of our common stock, 129,707 restricted stock units, and 179,662 shares of common stock reserved for future issuance under our stock incentive plans.

There is no public market for the Registered Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Registered Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Registered Pre-Funded Warrants, Preferred Investment Options, or placement agent warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Registered Pre-Funded Warrants, Preferred Investment Options, or placement agent warrants will be limited.

Holders of Registered Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our common stock.

Until holders of Registered Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, holders of Registered Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Registered Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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The trading price of the shares of our common stock has been and may continue to be volatile, and the market price of our common stock may drop.

You should consider an investment in our securities as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your shares of common stock at or above the price paid for the shares due to fluctuations in the market price of our common stock arising from changes in our operating performance or prospects. Our stock price has been highly volatile during the 12-month period ended May 31, 2022, with closing stock prices ranging from a high of $29.25 per share to a low of $2.18 per share. The stock market in general, and the market for biotech companies in particular, have experienced extreme volatility that, at times, has been unrelated to the operating performance of particular companies. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	the timing or success of obtaining regulatory licenses or approvals for marketing our products;

●	the initiation, timing, progress, and results of our pre-clinical or clinical trials;

●	sufficiency of our working capital to fund our operations over the next 12-month period and beyond;

●	infrastructure required to support operations in future periods, including the expected costs thereof;

●	estimates associated with revenue recognition, asset impairments, and cash flows;

●	variance in our estimates of future operating costs;

●	the impact of new accounting pronouncements;

●	size and growth of our target markets;

●	the initiation, timing, progress, and results of our research and development programs;

●	issues in manufacturing our product candidates or future approved products;

●	regulatory developments or enforcement in the United States and foreign countries with respect to our product candidates or our competitors’ products;

●	competition from existing products or new products that may emerge;

●	developments or disputes concerning patents, patent applications, or other proprietary rights;

●	introduction of technological innovations or new commercial products by us or our competitors;

●	announcements by us, our collaborators, or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

●	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	public concern over our product candidates or any future approved products;

●	threatened or actual litigation;

●	future or anticipated sales of our common stock;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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●	additions or departures of key personnel;

●	changes in the structure of health care payment systems in the United States or overseas;

●	failure of any of our products or product candidates to perform safely or effectively or achieve commercial success;

●	economic and other external factors or other disasters or crises;

●	period-to-period fluctuations in our financial condition and results of operations;

●	general market conditions and market conditions for biopharmaceutical stocks; and

●	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. Defending such litigation could result in substantial defense costs and divert the time and attention of our management, which could seriously harm our business.

In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market, our common stock may be delisted, which could affect our market price and liquidity.

Our common stock is listed on the Nasdaq Capital Market. For continued listing on the Nasdaq Capital Market, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the minimum stockholders’ equity requirement, the corporate governance requirements, and the minimum closing bid price requirement, among other requirements. In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market our common stock may be delisted. If our securities are delisted from trading on the Nasdaq Stock Market, and we are not able to list our securities on another exchange or to have them quoted on the Nasdaq Stock Market, our common stock could be quoted on the OTC Markets or on the Pink Open Market. As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage;

●	a decreased ability to obtain additional financing because we would be limited to seeking capital from investors willing to invest in securities not listed on a national exchange; and

●	the inability to use short-form registration statements on Form S-3, including the registration statement on Form S-3 we filed in February 2022, to facilitate offerings of our securities.

Our management will have broad discretion as to the use of the proceeds of this offering.

Our management will have broad discretion as to the application of the net proceeds from this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for the Company.

S-9

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. As of May 31, 2022, we had 4,017,262 shares of common stock outstanding, all of which, other than shares held by our directors and certain officers and affiliates, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements.

Following this offering, a large number of shares of our common stock issuable upon exercise of the warrants sold in this offering may be sold in the market, which may depress the market price of our common stock.

Following this offering, a large number of shares issued in this offering may be sold in the market, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the shares of our common stock issued in this offering or issued upon exercise of warrants sold in this offering may be subsequently traded, whether pursuant to this prospectus supplement or registration exemptions available under the Securities Act of 1933, as amended (“Securities Act”).

Our Charter, our Restated Bylaws and Delaware law could deter a change of our management, which could discourage or delay offers to acquire us.

Certain provisions of Delaware law, of our Charter and by-laws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

●	we have a classified Board requiring that members of the Board be elected in different years, which lengthens the time needed to elect a new majority of the Board;

●	our Board is authorized to issue up to 25,000,000 shares of preferred stock without stockholder approval, which could be issued by our Board to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

●	stockholders are not entitled to remove directors other than by a two-thirds vote and only for cause;

●	stockholders cannot call a special meeting of stockholders;

●	we require all stockholder actions be taken at a meeting of our stockholders, and not by written consent; and

●	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions by prohibiting Delaware corporations from engaging in specified business combinations with particular stockholders of those companies. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that investors are willing to pay for our stock.

Because we do not expect to declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock issuable upon exercise of the Registered Pre-Funded Warrants and Preferred Investment Options for any return on their investment.

While we have in the past declared and paid cash dividends on our capital stock, we currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not expect to declare or pay any additional cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to our stockholders with respect to our common stock.

S-10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to raise capital to fund our operations;
●	the timing or success of obtaining regulatory licenses or approvals for initiating clinical trials or marketing our products;
●	the initiation, timing, progress, and results of our pre-clinical studies or clinical trials;
●	sufficiency of our working capital to fund our operations in the near and long term, which raises doubt about our ability to continue as a going concern;
●	infrastructure required to support operations in future periods, including the expected costs thereof;
●	estimates associated with revenue recognition, asset impairments, and cash flows;
●	variance in our estimates of future operating costs;
●	future vesting and forfeitures of compensatory equity awards;
●	the effectiveness of our disclosure controls and our internal control over financial reporting;
●	the impact of new accounting pronouncements;
●	size and growth of our target markets; and
●	the initiation, timing, progress, and results of our research and development programs.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation:

●	the need for, and ability to obtain, additional financing in the future;
●	the ability to comply with regulations applicable to the development of SkinTE;
●	the timing and requirements associated with obtaining FDA acceptance of our second clinical trial;
●	the ability to obtain subject enrollment in our trials at a pace that allows the trials to progress on the schedules we have established with our CRO;
●	unexpected delays in the progress of our clinical trials;
●	the scope of protection we can establish and maintain for intellectual property rights covering our product candidates and technology;
●	developments relating to our competitors and industry;
●	new discoveries or the development of new therapies or technologies that render our products or services obsolete or unviable;
●	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade, and business operations;
●	political and economic instability, whether resulting from natural disasters, wars, terrorism, pandemics, or other sources;
●	the ability to gain adoption by healthcare providers of our products for patient care;
●	the ability to find and retain skilled personnel;
●	general economic conditions;
●	inaccuracies in estimates of our expenses, future revenues, and capital requirements;
●	future accounting pronouncements; and
●	unauthorized access to confidential information and data on our information technology systems and security and data breaches.

Forward-looking statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Any forward-looking statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-11

INDUSTRY AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business, and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from our own research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

S-12

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,556,863, after deducting the placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Registered Pre-Funded Warrants, Preferred Investment Options, and placement agent warrants.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses. These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend or the timing of expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the sale of the common stock that we may offer under this prospectus supplement and the accompanying prospectus.

Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government, and non-government debt securities and/or money market funds that invest in such securities.

Offering expenses will be paid by us using cash-on-hand.

S-13

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 445,500 shares of our common stock, par value $0.001 per share (the “common stock”), 1,138,659 Registered Pre-Funded Warrants to purchase shares of common stock (the “Registered Pre-Funded Warrants”), and 1,138,659 shares of common stock underlying the Registered Pre-Funded Warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. The transfer agent for our common stock is Equity Stock Transfer, LLC. Its address is 237 West 37th Street, Suite 602, New York, NY 10018.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Registered Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Registered Pre-Funded Warrants, the form of which will be filed with the Securities and Exchange Commission by us as an exhibit to a Current Report on Form 8-K in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of Registered Pre-Funded Warrant for a complete description of the terms and conditions of the Registered Pre-Funded Warrants.

Duration and Exercise Price. Each Registered Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The Registered Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Registered Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock and the exercise price. The Registered Pre-Funded Warrants will be issued separately from the accompanying Preferred Investment Options and may be transferred separately immediately thereafter.

Exercisability. The Registered Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The purchaser of the Registered Pre-Funded Warrants in this offering may elect to deliver its exercise notice following the pricing of the offering and prior to the issuance of the Registered Pre-Funded Warrants at closing to have its Registered Pre-Funded Warrants exercised immediately upon issuance and receive shares of common stock underlying the Registered Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Registered Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to us. The purchaser of Registered Pre-Funded Warrants in this offering may also elect prior to the issuance of the Registered Pre-Funded Warrants to have the initial exercise limitation set at 4.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of the Registered Pre-Funded Warrants. In lieu of fractional shares, at our election, we will either round up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise. A holder may elect to receive upon exercise of its Registered Pre-Funded Warrants (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Registered Pre-Funded Warrants in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price.

Transferability. Subject to applicable laws, a Registered Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Registered Pre-Funded Warrant to us together with the appropriate instruments of transfer.

S-14

Exchange Listing. There is no trading market available for the Registered Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Registered Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Registered Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Registered Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Registered Pre-Funded Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Registered Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our common stock, or purchase agreement or other business combination pursuant to which another person or group of persons acquires more than 50% of the outstanding shares of our common stock, then upon any subsequent exercise of a Registered Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Registered Pre-Funded Warrant is exercisable immediately prior to such event.

S-15

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated March 5, 2022 (the “engagement agreement”), as amended, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 8, 2022.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Share	Per Pre-Funded Warrant	Total
Offering Price	$2.525	$2.524	$3,998,863
Placement Agent Fees	$0.164	$0.164	$259,926
Proceeds, before expenses, to us (1)	$2.361	$2.360	$3,738,937

(1)	The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the sale of the Private Pre-Funded Warrants and Private Investment Options, nor does it include the exercise of any of the Unregistered Investment Options, Private Pre-Funded Warrants, and Private Investment Options.

We estimate the total expenses payable by us for this offering in addition to the placement agent fees to be approximately $182,074, which amount includes (i) a $35,000 non-accountable expense allowance payable to the placement agent; (ii) the reimbursement of legal and out-of-pocket expenses up to $80,000 payable to the placement agent; (iii) up to $15,950 in closing costs incurred by the placement agent, and (iii) other estimated expenses of approximately $51,124, which include legal, accounting, printing costs, and various fees associated with the registration and listing of our shares. In addition, we have agreed to issue the placement agent warrants to the placement agent. See “Placement Agent Warrants” below for additional detail.

Placement Agent Warrants

We have agreed to issue to the placement agent (or its designees) the placement agent unregistered warrants to purchase up to 158,416 shares of our common stock, which represent 5.0% of the number of shares of common stock and Registered Pre-Funded Warrants being sold in this offering. The placement agent warrants will have a term of five years from the commencement of this offering and an exercise price equal to $3.1563 per share, which represents 125% of the offering price per share of common stock sold in this offering. The placement agent warrants will be exercisable immediately.

S-16

Tail Fee

In the event that any investors that were contacted by the placement agent or introduced to us by the placement agent, subject to an exception and in each case pursuant to the engagement agreement, provide any capital to us in a public or private offering or capital-raising transaction within six months following the termination of our engagement of the placement agent, we shall pay the placement agent the cash compensation and warrant compensation provided above on the gross proceeds from such investors.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “PTE”. The last reported sale price of our common stock on The Nasdaq Capital Market on June 3, 2022, was $2.40 per share. We do not plan to list the placement agent warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

S-17

CONCURRENT PRIVATE PLACEMENTS

Concurrently with the offer of the common stock and Registered Pre-Funded Warrants we are making a private placement to the investor of unregistered preferred investment options exercisable for one share of common stock at an exercise price of $2.40 per share, which will be immediately exercisable and will expire five years from the date of issuance (the “Unregistered Investment Options”). Each share of common stock and Registered Pre-Funded Warrant sold in the offering described in this prospectus supplement will be accompanied by an Unregistered Investment Option to purchase one share of common stock.

In a concurrent private placement to the same institutional investor, we are issuing to such investor unregistered pre-funded warrants to purchase up to 1,584,159 shares of common stock (the “Private Pre-Funded Warrants”) and accompanying preferred investment options exercisable for one share of common stock at an exercise price of $2.40 per share, which will be immediately exercisable and will expire five years from the date of issuance (the “Private Investment Options” and together with the Unregistered Investment Options the “Preferred Investment Options”). Each Private Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share, will be immediately exercisable and will not expire until fully exercised.

The Private Pre-Funded Warrants, Preferred Investment Options, and shares of common stock issuable upon the exercise of each such security are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. None of the securities issued in the concurrent private placements are or will be listed for trading on any national securities exchange. The aggregate purchase price under the Securities Purchase Agreement pertaining to the Private Pre-Funded Warrants, and related Preferred Investment Option is $3,998,417.

Accordingly, the investor in the concurrent private placements may exercise each of the Private Pre-Funded Warrants and Preferred Investment Options and sell the shares of common stock issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

A holder of Private Pre-Funded Warrants and Preferred Investment Options will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Private Pre-Funded Warrants and Preferred Investment Options will have the right to participate in any rights offering or distribution of assets together with the holders of our common stock on an as-exercised basis.

S-18

LEGAL MATTERS

Dorsey & Whitney LLP will pass upon the validity of the securities offered hereby. Ellenoff Grossman & Schole LLP is acting as counsel to the placement agent in connection with the offering.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter, or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available on the SEC’s website at www.sec.gov. Our website is located at www.PolarityTE.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 11, 2022, February 17, 2022, February 22, 2022, March 4, 2022, March 15, 2022, March 17, 2022, March 23, 2022, March 25, 2022, April 18, 2022, May 2, 2022, May 3, 2022, May 12, 2022, May 16, 2022, (the report filed at 16:16:10 Eastern Time, only), and June 2, 2022; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), as updated by the description of our common stock included in Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendment or report filed to update such description.

S-19

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, Utah 84104

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.PolarityTE.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-20

PROSPECTUS

$185,664,155

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time-to-time issue, in one or more series or classes, up to $185,664,155 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants or rights in one or more offerings. We may offer these securities separately or together in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights. We will specify in a supplement to this prospectus the terms of the securities being offered. We may sell these securities to or through underwriters, to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.” On February 9, 2022, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $0.49 per share. Our principal executive office is located at 1960 S. 4250 West, Salt Lake City, UT 84104. Our telephone number is (800) 560-3983.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $38,207,762, which was calculated based on 77,975,025 shares of outstanding common stock held by non-affiliates as of February 9, 2022, and a price per share of $0.49, the closing price of our common stock on February 9, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 7, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $185,664,155.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 26 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements because of certain factors, including the risks described in the documents incorporated herein by reference, including our annual report on Form 10-K for the fiscal year ended December 31, 2020, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC that are deemed incorporated by reference into this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance, or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the timing or success of obtaining regulatory licenses or approvals for initiating clinical trials or marketing our products;
●	the initiation, timing, progress, and results of our pre-clinical studies or clinical trials;
●	sufficiency of our working capital to fund our operations in the near and long term, which could raise doubt about our ability to continue as a going concern;
●	infrastructure required to support operations in future periods, including the expected costs thereof;
●	estimates associated with revenue recognition, asset impairments, and cash flows;
●	variance in our estimates of future operating costs;
●	future vesting and forfeitures of compensatory equity awards;
●	the effectiveness of our disclosure controls and our internal control over financial reporting;
●	the impact of new accounting pronouncements;
●	size and growth of our target markets; and
●	the initiation, timing, progress, and results of our research and development programs.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation:

●	the ability to comply with regulations applicable to the delivery of our services;
●	the ability to meet demand for our services;
●	the ability to deliver our services if employees are quarantined due to the impact of COVID-19;
●	the scope of protection we can establish and maintain for intellectual property rights covering our product candidates and technology;
●	developments relating to our competitors and industry;
●	new discoveries or the development of new therapies or technologies that render our products or services obsolete or unviable;
●	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade, and business operations;
●	political and economic instability, whether resulting from natural disasters, wars, terrorism, pandemics, or other sources;
●	the ability to gain adoption by healthcare providers of our products for patient care;
●	the ability to find and retain skilled personnel;
●	the need for, and ability to obtain, additional financing in the future;
●	general economic conditions;
●	inaccuracies in estimates of our expenses, future revenues, and capital requirements;
●	future accounting pronouncements; and
●	unauthorized access to confidential information and data on our information technology systems and security and data breaches.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations. You should not place undue reliance on these forward-looking statements.

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THE COMPANY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

Overview

PolarityTE, Inc., headquartered in Salt Lake City, Utah, is a biotechnology company developing regenerative tissue products and biomaterials. Our first regenerative tissue product is SkinTE. On July 23, 2021, we submitted an investigational new drug application (“IND”) for SkinTE to the U.S. Food and Drug Administration (the “FDA”) through our subsidiary, PolarityTE MD, Inc., as the first step in the regulatory process for obtaining licensure for SkinTE under Section 351 of the Public Health Service Act. The FDA subsequently issued clinical hold correspondence to us identifying certain issues that needed to be addressed before the IND could be approved. We provided responses to the FDA, and on January 14, 2022, the FDA notified us that the clinical hold had been removed. The IND approval enables us to commence the first of two expected pivotal studies needed to support a biologics license application seeking a chronic cutaneous ulcer indication for SkinTE.

Beginning in 2017 we developed internally a laboratory and research capability to advance the development of SkinTE and related technologies, which we operate through our subsidiary, Arches Research, Inc. (“Arches”). At the beginning of May 2018, we acquired a preclinical research and veterinary sciences business to be used, in part, for preclinical studies on our regenerative tissue products, which we operate through our subsidiary IBEX Preclinical Research, Inc. (“IBEX”). Through Arches and IBEX, we also offered research and laboratory testing services to unrelated third parties on a contract basis.

Company Background

Majesco Entertainment Company, a Delaware corporation (“Majesco DE”), was incorporated in the state of Delaware on May 8, 1998. On December 1, 2016, Majesco Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Majesco DE, entered into an Agreement and Plan of Reorganization with PolarityTE, Inc., a Nevada corporation (“Polarity NV”) and the sole stockholder of Polarity NV. The asset acquisition was subject to stockholder approval, which was received on March 10, 2017, and the transaction closed on April 7, 2017. In January 2017, Majesco DE changed its name to “PolarityTE, Inc.” (“Polarity”). Majesco Acquisition Corp. was then merged with Polarity NV, which remains a subsidiary of Polarity. Majesco Acquisition Corp. II, formed in November 2016 under Majesco Entertainment Company, changed its name to “PolarityTE MD, Inc.,” and remains a wholly owned subsidiary of Polarity. In May 2018, Polarity acquired assets of a preclinical research and veterinary sciences business and related real estate, which Polarity now operates through IBEX.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products, and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated preferred stock. As of February 9, 2022, we had 82,948,751 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and non-assessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

●	dividend rights;

●	conversion rights;

●	voting rights;

●	preemptive rights;

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●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

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●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not be subject to any preemptive or similar rights.

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year, subject to the rights of the holders of shares of any series of our preferred stock then outstanding to elect additional directors under specified circumstances. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors, subject to the rights of the holders of shares of any series of our preferred stock then outstanding. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum, or by a sole remaining director, subject to the rights of the holders of any series of our preferred stock then outstanding.

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, and upon written request from our corporate secretary, who shall be required to submit such a request stating the purpose of such a meeting, if at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, requesting together as a single class, call for a special meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to the election of directors whose terms expire and for the transaction of such other business as may properly come before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

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Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must be approved by a majority of our board of directors, and in addition to the vote of the holders of any class or series of our capital stock required by applicable law or the certificate of incorporation, the affirmative vote of the holders of shares of voting stock representing two-thirds of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles FIFTH (Management of Polarity), SIXTH (Board Size, Vacancies and Removals), SEVENTH (Amendment of the Bylaws), EIGHTH (Indemnification), NINTH (Director Personal Liability), TENTH (Amendment of the Certificate of Incorporation) and TWELFTH (Section 157 of the Delaware General Corporation Law) of the certificate of incorporation. Our bylaws may be amended or repealed by the affirmative vote of a majority vote of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, subject to any limitations set forth in the bylaws, or by the affirmative vote of at least two-thirds of the voting power of all the outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class, at any meeting at which a proposal to amend or repeal the bylaws is properly presented.

Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. or foreign currencies or units based on or relating to U.S or foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

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We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	if the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all our assets. However, any successor to or acquirer of such assets must assume all our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

To exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a series. We will maintain a paying agent in each place of payment for the debt securities of a series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any, and other terms that may result in an adjustment to the securities issuable on exercise of the warrants or an adjustment to the exercise price;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent regarding the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

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●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Each right will entitle the holder of rights to purchase for cash the principal number of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a series of units. We urge you to read the applicable prospectus supplements related to the series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including any provisions for modifying any the terms of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers, or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers, or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effectuated from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers, or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

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LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by King & Spalding LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of December 31, 2021, and December 31, 2020, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.polarityte.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to PolarityTE, Inc., 1960 South 4250 West, Salt Lake City, Utah, 84104, Attention: Chief Legal Officer, by telephone request to (800) 560-3983, or by e-mail to legal@polarityte.com.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022; and
●	our Current Reports on Form 8-K filed (and not furnished) with the Commission on; January 18, 2022, February 11, 2022, February 17, 2022, February 22, 2022, March 4, 2022, March 15, 2022, March 17, 2022, March 23, 2022, and March 25, 2022.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, UT 84104

(800) 560-3983

The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also access these documents free of charge on our website at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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PolarityTE, Inc.

445,500 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,138,659 Shares of Common Stock

1,138,659 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

June 5, 2022